SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 August 3, 1998



Commission      Registrant, State of Incorporation,           I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     ----------------------------                 ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19605
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            -------------

      On August 3, 1998, GPU announced that its Pennsylvania Electric Company ("Penelec") subsidiary and New York State Electric & Gas Corporation ("NYSEG") had entered into definitive agreements to sell the Homer City Generating Station to a subsidiary of Edison Mission Energy for a total purchase price of approximately $1.8 billion.

      Penelec and NYSEG each own a 50% interest in Homer City, a 1882 MW three unit coal-fired generation station located in Indiana County, Pennsylvania, and will share equally in the net sale proceeds. In February 1998, Penelec and NYSEG had agreed to jointly sell their ownership interests in Homer city through an auction process.

      Edison   Mission   Energy   is  a   wholly-owned   subsidiary   of  Edison
International, the parent company of Southern California Edison Company.

      The Homer City sale is subject, among other things, to receipt of various federal and state regulatory approvals including from the Federal Energy Regulatory Commission, the Securities and Exchange Commission, the Department of Justice, the Pennsylvania Public Utility Commission and the New York Public Service Commission. It is expected that the sale will be completed in the first quarter of 1999.

      As previously announced, GPU is in the process of divesting the remainder of its approximately 4400 MW of fossil and hydroelectric generating facilities and has entered into a letter of intent to sell the Three Mile Island Unit No. 1 nuclear plant to AmerGen Energy, a joint venture between Peco Energy and British Energy. GPU expects to enter into definitive agreements to sell its other fossil and hydroelectric plants by the end of 1998.

      A copy of GPU's related news release is annexed as an exhibit.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

      (c)   Exhibits

            1. GPU news release, dated August 3, 1998.






                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              PENNSYLVANIA ELECTRIC COMPANY



                              By:    /s/ T. G. Howson
                                    ----------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   August 3, 1998